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                                                                    EXHIBIT 3.01


                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                           U.S. FLORAL PRODUCTS, INC.
                           --------------------------


     FIRST: The name of the corporation (hereinafter referred to as the "Corporation") is: U.S. Floral Products, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is Corporation Service Company.

     THIRD:  The purposes of the Corporation are:

     A. To acquire, own, develop, manage, manufacture, market, promote, distribute and, if and when necessary and/or appropriate, sell or otherwise dispose of the Corporation's assets, or any portion thereof, for the production of a profit, including, without limitation, in connection with the operation of a wholesale and/or retail flower business; to do every act and thing Incidental to or connected with the aforesaid; and

     B. To engage in, promote, conduct and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of authorized shares of capital stock of the Corporation is one hundred thousand (100,000) shares of a par value of One Cent ($0.01) per share.

     No holder of shares of the Corporation, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive
(i) any shares of stock of the Corporation, now or hereafter authorized, (ii) any options or warrants for such shares, (iii) any rights to subscribe to or purchase such shares, or (iv) any securities convertible into or exchangeable for such shares which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

     FIFTH:  The name and mailing address of the sole incorporator are:  Marian
T. Lobl, 1615 L Street, N.W., Suite 400, Washington, D.C.  20036.
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     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The Private property or assets of the stockholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

     EIGHTH: Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

     NINTH: The directors of the corporation shall be divided into three classes, designated Class I, Class II and Class III. Each Class shall consist of one-third of the directors or as close an approximation thereto as possible.
The initial term of office of the directors of Class I shall expire at the annual meeting of stockholders of the Corporation to be held during calendar year 1998. The Class 11 directors shall stand for election at the 1999 annual meeting of stockholders and shall be elected for a two-year term. The Class III directors shall stand for election at the 2000 annual meeting of stockholders and shall be elected for a three-year term. At each annual meeting of the Stockholders commencing with the annual meeting to be held during calendar year 1998, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified. The number of directors of each Class shall be fixed by, or in the manner provided in, the Bylaws of the Corporation, other than the initial directors, who shall be chosen by the Sole Incorporator. In the event that fewer than three (3) directors are elected, then Class I will be eliminated and at least two (2) directors shall be elected, one
(1) of whom shall be designated a Class II director and one (1) of whom shall be designated a Class III director. None of the directors need be a stockholder or a resident of the State of Delaware.

     TENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of

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the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     ELEVENTH: In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized:

     A.  To make, amend, alter or repeal the Bylaws of the Corporation;

     B. To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation;

     C. To set apart out of any funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and to reduce any such reserve in the manner in which it was created; and

     D. To adopt from time to time Bylaw provisions with respect to indemnification of directors, officers, employees, agents and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

     TWELFTH: The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights,

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powers, privileges and discretionary authority granted or conferred herein upon stockholders or directors are granted subject to this reservation.

     The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate of Incorporation, hereby declaring, affirming, acknowledging and certifying, under penalties of perjury, that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly has hereunto set her hand this 2nd day of April, 1997.

                                             SOLE INCORPORATOR

                                             /s/ Marian T. Lobl
                                             ------------------
                                                 Marian T. Lobl

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                            CERTIFICATE OF AMENDMENT
                            ------------------------
                   (BEFORE RECEIPT OF PAYMENT FOR ANY STOCK)

                                       OF
                                       --

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                           U.S. FLORAL PRODUCTS, INC.
                           --------------------------

     The undersigned, being the Sole Incorporator of U.S. Floral Products, Inc. (hereinafter referred to as the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware, hereby certifies that:

     I. The certificate of Incorporation of the Corporation is hereby amended to change the corporate name by deleting therefrom ARTICLE FIRST, in its entirety, and substituting in lieu thereof the following:


               FIRST:    The name of the corporation (herein referred to as the
"Corporation") is:  U.S.A. Floral Products, Inc.

     II. The Certificate of Incorporation of the Corporation is also hereby amended to increase the capitalization by deleting therefrom ARTICLE FOURTH, in its entirety, and substituting in lieu thereof the following:

               FOURTH:        The total number of authorized shares of capital
stock of the Corporation is one hundred million (100,000,000) shares of a par value of One Tenth of One Cent ($0.001) per share.

               No holder of shares of the Corporation, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of the Corporation, now or

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hereafter authorized, (ii) any options or warrants for such shares, (iii) any rights to subscribe to or purchase such shares, or (iv) any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

     III. No directors of the Corporation have as yet been elected or named in the original Certificate of Incorporation of the Corporation.

     IV. The Corporation has no outstanding shares of stock and has not received any payment for any of its stock.

     V. The above amendments have been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have signed this Certificate of Amendment on this 22nd day of April, 1997.

                                    SOLE INCORPORATOR

                                    /s/ Marian T. Lobl
                                    ------------------
                                    Marian T. Lobl

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